[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

Exhibit 23(b)

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

    Re:  Form S-1 Consent

    We consent to the reference to our Firm under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                      /s/ SUTHERLAND ASBILL & BRENNAN LLP

                      SUTHERLAND ASBILL & BRENNAN LLP

Washington, DC
March 29, 2001